EXHIBIT 99.1
News Release

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE:
January 27, 2009

Ashland Inc. reports fiscal first-quarter preliminary results

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary1 results for the quarter ended Dec. 31, 2008, the first quarter of Ashland’s 2009 fiscal year. On Nov. 13, 2008, Ashland completed the acquisition of Hercules Incorporated, which significantly impacted Ashland’s reported results. In addition to including only a partial quarter of Hercules’ financial results, Ashland’s results for the December 2008 quarter included a number of key items. (See footnote 2 in this release concerning Regulation G for details of the impact of each of these key items on Ashland and its operating segments.)
In accordance with generally accepted accounting principles (GAAP), Ashland’s reported results for the December 2008 quarter were as follows: sales and operating revenue of $1,966 million, $238 million of which related to the acquired Hercules businesses; an operating loss of $7 million; and a net loss of $119 million, or $1.73 per share. In addition, earnings before interest, taxes, depreciation and amortization (EBITDA)2 were $65 million. A number of key items affected the quarter, including a $54 million loss [51 cents earnings per share (EPS) impact] related to cross-currency swaps; a $32 million write-down (45 cents EPS impact) of auction rate securities; a $26 million severance charge (29 cents EPS impact); and $31 million of nonrecurring purchase accounting adjustments (37 cents EPS impact). In addition to the above, the negative effect of certain other tax items increased Ashland’s net loss by $25 million (36 cents EPS impact). Ashland incurred net interest and other financing expense of $28 million in the December 2008 quarter, primarily as a result of the issuance of debt to fund the Hercules acquisition.

Adjusted Pro Forma Results3
Ashland believes the use of adjusted pro forma results enhances understanding of its current and future performance by providing more comparable results period to period. In addition to key items noted above, results from the Hercules business prior to the closing (stub results) are added to generate adjusted pro forma results. These stub results amounted to $7 million of net income (11 cents EPS impact). Thus, adjusting for the impact of key items in the December 2008 quarter and including Hercules’ results as if the acquisition had been completed on Oct. 1, 2007, Ashland’s results for the December 2008 quarter versus the December 2007 quarter would have been as follows:
·	pro forma sales and operating revenue totaled $2,233 million versus $2,446 million, a 9-percent decline;
·	adjusted pro forma operating income totaled $74 million as compared with $96 million, a 23-percent decline; and
·	adjusted pro forma EBITDA was $147 million as compared with $171 million, a 14-percent decline.
In addition, Ashland's adjusted pro forma results included ongoing depreciation and amortization from purchase accounting adjustments of $17 million (19 cents EPS impact) for the December 2008 quarter that was not in prior-year results.

Performance Summary
Commenting on Ashland’s first quarter, Chairman and Chief Executive Officer James J. O’Brien said, “With the acquisition of Hercules, we completed a major step in transforming Ashland into a specialty chemicals company. We believe the strategic reasons for the acquisition are sound; however, the current global economic environment has created significant near-term challenges.
“Our newly combined company saw volumes across all of our business segments decrease anywhere from the mid-single digits to the low 20s on a pro forma, percentage basis versus the same prior-year quarter, during the steepest economic decline in years. We have been implementing pricing improvements, and as a result, overall revenue was down to a lesser extent than volume, as average selling prices were higher versus a year ago.”
Continuing, O’Brien said, “Ashland’s adjusted pro forma EBITDA was down 14 percent as compared with the year-ago quarter. The decline was mitigated in part by active price management, which generally improved gross profit percentage across our businesses. In addition, a roughly $30 million reduction in pro forma selling, general and administrative (SG&A) expenses, excluding currency impacts, also tempered the EBITDA decline, as all of our commercial units achieved SG&A improvements. Ashland Distribution was a bright spot in the quarter, with EBITDA up 50 percent over the prior-year quarter.”
Reinforcing the company’s near-term priority, O’Brien said, ”Our primary objective as an organization is to generate cash and pay down debt. We are focused on generating cash and savings from six sources: increased profitability from sales; reductions in costs, working capital, capital expenditures and dividends; and the sale of nonstrategic assets. Everyone in Ashland has responsibility to generate cash from one or several of these sources. We’ve made progress in all of these areas to date and expect to continue in the coming months.”

Cost-Reduction Initiatives
Discussing Ashland’s cost-cutting actions, O’Brien said, ”We are targeting $265 million of run-rate cost reductions, with roughly $150 million to be realized during fiscal 2009. In addition, we expect to achieve $25 million of one-time savings in fiscal 2009. We are announcing today additional steps to immediately reduce costs, including:
·	freezing wages and salaries globally for 2009, except where legally mandated otherwise, saving more than $25 million on a run-rate basis;
·
implementing a two-week furlough program for most non-hourly U.S.- and Canadian-based employees, to be completed during the next five months, and several other job- and benefits-related actions, generating $25 million of savings;

·	and carrying out other cost-cutting measures totaling $30 million globally, including a significant reduction in travel and entertainment expenses and the closure of our corporate aviation department.
Previously announced cost-cutting actions include:
·
a $65 million cost-structure-efficiency initiative, essentially all of which has already been achieved, with an additional $15 million of savings now targeted from our Ashland Performance Materials business; and

·	$120 million of synergies resulting from the Hercules acquisition, which we are now increasing to $130 million.
”The cumulative effect of these actions,” O’Brien said, “has resulted in the elimination of approximately 500 employee positions through the end of the December quarter, with a total of 1,000 to be eliminated through fiscal 2009. By the end of fiscal 2010, we should have reduced the global workforce by 1,300, or approximately 9 percent excluding the Valvoline retail employees.
“We understand these actions will touch every Ashland employee in some way. Together, we are working to address the realities of the global economic recession and come out a stronger company,” O’Brien concluded.

Business Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are presented on an adjusted pro forma basis as described under the heading “Adjusted Pro Forma Results” and reconciled to GAAP in footnote 2 of this news release.
Ashland Aqualon Functional Ingredients is the former Hercules Aqualon Group. Functional Ingredients' sales and operating revenue declined 7 percent to $231 million, and volume declined 14 percent, versus the year-ago quarter, primarily reflecting the worldwide decline in a number of its major markets. This decline primarily affected many of the products sold into the coatings and construction markets. Sales to regulated industries grew slightly, and the carboxymethylcellulose (CMC) in China and ethylcellulose (EC) product lines exceeded prior-year performance levels, helping to partially offset the overall decline. Increased pricing enabled us to offset 95 percent of cost increases in raw materials, energy and freight experienced during the period. For calendar year 2008, pricing did not offset costs due to the lag effect of pricing actions. Mix was negative in the period, reflecting increased sales in Asia and several lower margin product lines. Sales of new products (i.e., those introduced in the past five years) reached 26 percent in the quarter. In total, Functional Ingredients’ EBITDA declined 16 percent, to $49 million in the December quarter, and represented 21.2 percent of sales.
Ashland Hercules Water Technologies combines the former Ashland Water Technologies segment and former Hercules Paper Technologies and Ventures Group. Sales and operating revenue for the segment declined 5 percent, on a combined basis, to $473 million in the December 2008 quarter as compared with the same year-ago quarter. This reflected a 5-percent volume decline and 5-percent unfavorable currency translation, partially mitigated by favorable pricing and mix. Significant production outages at paper mills, especially those making packaging paper, began during the late summer and escalated dramatically during the December 2008 quarter. Significant raw material inflation was experienced throughout the quarter, peaking in October, with sequential moderation in November and December. The combination of lower volume and higher raw material costs resulted in decreased gross profit. Selling, general and administrative expenses declined, primarily due to benefits of business redesign activities. EBITDA declined 32 percent in the quarter, primarily due to the decline in gross profit, partially offset by reduced SG&A. EBITDA totaled $34 million and represented 7.2 percent of sales.
Ashland Performance Materials’ sales and operating revenue of $324 million declined 13 percent versus the same prior-year quarter, and volume declined 7 percent. Both revenue and volume comparisons were affected by the acquisition of a line of business from Air Products in 2008. Excluding this effect, revenue decreased 21 percent, and volume decreased 22 percent, due to significant weakness in demand in all key regions and markets. Total gross profit versus the prior-year quarter declined primarily as a result of the lower volume. While on a sequential basis, gross profit percentage increased versus the September quarter, it was not sufficient to overcome the volume decline. A 12-percent reduction in selling, general and administrative expenses reflected the benefits of actions taken in this and prior quarters to reduce costs. Overall, EBITDA declined 14 percent to $18 million in the December 2008 quarter and represented 5.6 percent of sales.
Ashland Consumer Markets’ (Valvoline) sales and operating revenue was $388 million, up 2 percent over the December 2007 quarter, due to increased average selling prices. Lubricant volume declined 17 percent. This reduction was primarily driven by the Do-It-For-Me market's installer channel. Valvoline Instant Oil Change continued to post strong results as company-owned stores increased car counts, driving same-store sales up 9 percent, and the number of franchise units increased by 7 percent. Overall gross margins declined in the quarter, although they did start to recover in the month of December as base oil cost decreases began to positively impact results. Selling, general and administrative expenses declined 10 percent, primarily a result of both lower overhead and advertising expenses. Consumer Markets generated $28 million of EBITDA, even with the year-ago quarter, and EBITDA represented 7.2 percent of sales.
Ashland Distribution’s sales and operating revenue for the December 2008 quarter declined 14 percent to $853 million. Volume decreased 17 percent versus the prior-year quarter. Volume in the chemicals line of business declined 12 percent, while the plastics and composites lines dropped approximately 25 percent. Gross profit as a percent of sales increased to 8.6 percent from 7.5 percent in the December 2007 quarter, more than offsetting the impact of volume declines. New pricing processes implemented in early 2008 helped to protect the margin in this very volatile market. Selling, general and administrative expenses were favorable to the prior-year quarter by 7 percent, due to currency translation and reduced overhead costs. EBITDA for the December 2008 quarter increased 50 percent to $18 million and represented 2.1 percent of sales.
For the 2008 December quarter, Unallocated and Other amounted to nil and compares with $2 million of EBITDA in the same prior-year quarter.

Outlook
Commenting on the outlook for the near term, O’Brien said, “We expect all of our businesses to continue to be challenged to varying degrees by the current global recession. The current economic environment reinforces the importance of owning businesses with more stable earnings during the down part of the cycle. We would expect declining raw material costs and continuing cost-reduction actions in our organization to benefit our results in the second quarter, although volume declines and selling price decreases will likely temper the benefits.”

Conference Call Webcast
Today at 9 a.m. (EST), Ashland will provide a live webcast of its first-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at http://investor.ashland.com.
Ashland Inc. (NYSE: ASH) provides specialty chemical products, services and solutions for many of the world’s most essential needs and industries. Serving customers in more than 100 countries, it operates through five commercial units: Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Consumer Markets (Valvoline) and Ashland Distribution. To learn more about Ashland, visit www.ashland.com.

- 0 -

1 Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2 Regulation G – EBITDA
The information presented in this news release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the table provided below.

(in millions)	Q1 2009	Q1 2008
Operating income	$(7)	$46
Add:
Depreciation and amortization	62	34
Purchased in-process research and development amortization	10	—
EBITDA	$65	$80

3 Regulation G – Pro Forma Results
The information presented in this news release regarding pro forma results does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables provided below.

The unaudited adjusted pro forma results are presented for informational purposes only and do not reflect future events that may occur or any operating efficiencies or inefficiencies that may result from the transaction. Certain significant and identifiable cost allocation, reporting and accounting policy differences have been reflected in these pro forma results. However, these adjusted pro forma results do not purport to identify all these differences. Therefore, the unaudited adjusted pro forma results are not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that Ashland will experience in the future. In addition, the preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions can be significantly different depending on changes to conform to Ashland policy.

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$119	$112			$231
Operating income	(7)	15	$19		27
Operating income percentage	-5.9%	13.4%			11.7%
Depreciation and amortization	21	6	(5)		22
Earnings before interest, taxes, depreciation and amortization	$14	$21	$14		$49
EBITDA as a percent of sales	11.8%	18.8%			21.2%

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$318	$155			$473
Operating income	(6)	5	$12	$2	13
Operating income percentage	-1.9%	3.2%			2.7%
Depreciation and amortization	21	5	(5)		21
Earnings before interest, taxes, depreciation and amortization	$15	$10	$7	$2	$34
EBITDA as a percent of sales	4.7%	6.5%			7.2%

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$324				$324
Operating income	5				5
Operating income percentage	1.5%				1.5%
Depreciation and amortization	13				13
Earnings before interest, taxes, depreciation and amortization	$18				$18
EBITDA as a percent of sales	5.6%				5.6%

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND CONSUMER MARKETS (Valvoline) Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$388				$388
Operating income	19				19
Operating income percentage	4.9%				4.9%
Depreciation and amortization	9				9
Earnings before interest, taxes, depreciation and amortization	$28				$28
EBITDA as a percent of sales	7.2%				7.2%

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND DISTRIBUTION Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$853				$853
Operating income	10				10
Operating income percentage	1.2%				1.2%
Depreciation and amortization	8				8
Earnings before interest, taxes, depreciation and amortization	$18				$18
EBITDA as a percent of sales	2.1%				2.1%

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$(36)				$(36)
Operating income	(28)	$3		$25	-
Operating income percentage
Depreciation and amortization
Earnings before interest, taxes, depreciation and amortization	$(28)	$3		$25	$-

RECONCILIATION OF 2009 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND INC. Three Months Ended Dec. 31, 2008	Ashland GAAP Results	Adjusted Pro Forma Hercules Oct - Nov 13, 2008a	Nonrecurring Purchase Accounting Adjustments	Eliminate Other Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$1,966	$267	$-	$-	$2,233
Operating income	(7)	23	31	27	74
Operating income percentage	-0.4%	8.6%			3.3%
Depreciation and amortization	72	11	(10)	-	73
Earnings before interest, taxes, depreciation and amortization	$65	$34	$21	$27	$147
EBITDA as a percent of sales	3.3%	12.7%			6.6%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&Ab	Adjusted Pro Forma Results
Sales and operating revenue		$249		$249
Operating income		45	$(11)	34
Operating income percentage		18.1%		13.7%
Depreciation and amortization		13	11	24
Earnings before interest, taxes, depreciation and amortization		$58	$-	$58
EBITDA as a percent of sales		23.3%		23.3%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&Ab	Adjusted Pro Forma Results
Sales and operating revenue	$206	$292		$498
Operating income	5	28	$(6)	27
Operating income percentage	2.4%	9.6%		5.4%
Depreciation and amortization	6	11	6	23
Earnings before interest, taxes, depreciation and amortization	$11	$39	$-	$50
EBITDA as a percent of sales	5.3%	13.4%		10.0%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&A	Adjusted Pro Forma Results
Sales and operating revenue	$371			$371
Operating income	12			12
Operating income percentage	3.2%			3.2%
Depreciation and amortization	9			9
Earnings before interest, taxes, depreciation and amortization	$21			$21
EBITDA as a percent of sales	5.7%			5.7%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND CONSUMER MARKETS Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&A	Adjusted Pro Forma Results
Sales and operating revenue	$380			$380
Operating income	20			20
Operating income percentage	5.3%			5.3%
Depreciation and amortization	8			8
Earnings before interest, taxes, depreciation and amortization	$28			$28
EBITDA as a percent of sales	7.4%			7.4%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND DISTRIBUTION Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&A	Adjusted Pro Forma Results
Sales and operating revenue	$990			$990
Operating income	6			6
Operating income percentage	0.6%			0.6%
Depreciation and amortization	6			6
Earnings before interest, taxes, depreciation and amortization	$12			$12
EBITDA as a percent of sales	1.2%			1.2%

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&A	Adjusted Pro Forma Results
Sales and operating revenue	$(42)			$(42)
Operating income	3	$(6)		(3)
Operating income percentage
Depreciation and amortization	5			5
Earnings before interest, taxes, depreciation and amortization	$8	$(6)		$2

RECONCILIATION OF 2008 FISCAL FIRST QUARTER ADJUSTED PRO FORMA RESULTS
(in millions)		Pro Forma Adjustments
Preliminary ASHLAND INC. Three Months Ended Dec. 31, 2007	Ashland GAAP Results	Profit From Ongoing Operations Hercules Oct - Dec 2007	Additional Purchase Accounting D&Ab	Adjusted Pro Forma Results
Sales and operating revenue	$1,905	$541	$-	$2,446
Operating income	46	67	(17)	96
Operating income percentage	2.4%	12.4%		3.9%
Depreciation and amortization	34	24	17	75
Earnings before interest, taxes, depreciation and amortization	$80	$91	$-	$171
EBITDA as a percent of sales	4.2%	16.8%		7.0%

a Certain nonrecurring, noncash or key items have been removed.
b Represents the step-up in depreciation and amortization for the 48-day period Ashland owned the Hercules business in Q1 fiscal 2009.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon a number of assumptions, including those mentioned within this news release. Performance estimates are also based upon internal forecasts and analyses of current and future market conditions and trends; management plans and strategies; operating efficiencies and economic conditions, such as prices, supply and demand, and cost of raw materials; legal proceedings and claims (including environmental and asbestos matters); and weather. These risks and uncertainties may cause actual operating results to differ materially from those stated, projected or implied. Other risks and uncertainties include the possibility that the benefits anticipated from Ashland's acquisition of Hercules will not be fully realized; Ashland's substantial indebtedness may impair its financial condition; the restrictive covenants under the debt instruments may hinder the successful operation of Ashland’s business; future cash flow may be insufficient to repay the debt; and other risks that are described in filings made by Ashland with the Securities and Exchange Commission (the “SEC”). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors, uncertainties and risks affecting Ashland are contained in Ashland's periodic filings made with the SEC, including its Form 10-K for the fiscal year ended Sept. 30, 2008, which is available on Ashland’s Investor Relations website at http://investor.ashland.com or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Ashland Inc. and Consolidated Subsidiaries		Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended
	December 31
	2008	2007

SALES AND OPERATING REVENUES	$1,966	$1,905

COSTS AND EXPENSES
Cost of sales and operating expenses	1,641	1,589
Selling, general and administrative expenses (a)	344	281
	1,985	1,870
EQUITY AND OTHER INCOME	12	11

OPERATING (LOSS) INCOME	(7)	46
Gain on the MAP Transaction (b)	1	-
Net interest and other financing (expense) income	(28)	12
Other expenses (c)	(86)	-
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(120)	58
Income tax (benefit) expense	(1)	20
(LOSS) INCOME FROM CONTINUING OPERATIONS	(119)	38
Loss from discontinued operations (net of income taxes)	-	(5)
NET (LOSS) INCOME	$(119)	$33

DILUTED EARNINGS PER SHARE
(Loss) income from continuing operations	$(1.73)	$.60
Loss from discontinued operations	-	(.08)
Net (loss) income	$(1.73)	$.52

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	69	64

SALES AND OPERATING REVENUES
Functional Ingredients	$119	$-
Water Technologies	318	206
Performance Materials	324	371
Consumer Markets	388	380
Distribution	853	990
Intersegment sales	(36)	(42)
	$1,966	$1,905
OPERATING INCOME
Functional Ingredients	$(7)	$-
Water Technologies	(6)	5
Performance Materials	5	12
Consumer Markets	19	20
Distribution	10	6
Unallocated and other	(28)	3
	$(7)	$46

(a)
Includes a $10 million charge related to the original valuation of the ongoing research and development projects at Hercules Incorporated (Hercules) as of the merger date. In accordance with applicable GAAP and SEC accounting regulations, these purchased in-process research and development costs should be expensed as recognized. In addition, includes a $26 million severance charge for the ongoing integration and reorganization from the Hercules acquisition and other cost reduction programs.

(b)	"MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation.
(c)
The three months ended December 31, 2008 includes a $54 million loss on currency swaps related to the Hercules acquisition and a $32 million realized loss on auction rate securities, of which $2 million relates to securities sold.

Ashland Inc. and Consolidated Subsidiaries		Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	December 31
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$222	$681
Available-for-sale securities	-	394
Accounts receivable	1,539	1,374
Inventories	736	633
Deferred income taxes	103	63
Other current assets	133	91
	2,733	3,236

Investments and other assets
Auction rate securities	225	-
Goodwill	2,115	272
Intangibles	1,328	108
Asbestos insurance receivable (noncurrent portion)	447	448
Deferred income taxes	-	157
Other noncurrent assets	645	436
	4,760	1,421

Property, plant and equipment
Cost	3,496	2,151
Accumulated depreciation and amortization	(1,247)	(1,162)
	2,249	989

	$9,742	$5,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$246	$-
Current portion of long-term debt	94	5
Trade payables	871	696
Accrued expenses and other liabilities	528	343
	1,739	1,044

Noncurrent liabilities
Long-term debt (noncurrent portion)	2,128	64
Employee benefit obligations	663	262
Asbestos litigation reserve (noncurrent portion)	807	546
Deferred income taxes	236	-
Other noncurrent liabilities and deferred credits	569	524
	4,403	1,396

Stockholders’ equity	3,600	3,206

	$9,742	$5,646

Ashland Inc. and Consolidated Subsidiaries		Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net (loss) income	$(119)	$33
Loss from discontinued operations (net of income taxes)	-	5
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	62	34
Purchased in-process research and development amortization	10	-
Debt issuance cost amortization	6	-
Deferred income taxes	13	4
Equity income from affiliates	(5)	(4)
Distributions from equity affiliates	2	2
Gain from the sale of property and equipment	-	(2)
Stock based compensation expense	2	3
Gain on the MAP Transaction	(1)	-
Inventory fair value adjustment	21	-
Loss on currency interest rate swaps related to Hercules acquisition	54	-
Loss on auction rate securities	32	-
Change in operating assets and liabilities (a)	(57)	(11)
	20	64
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(38)	(42)
Proceeds from the disposal of property, plant and equipment	2	18
Purchase of operations - net of cash acquired	(2,082)	(3)
Proceeds from sale of operations	7	-
Settlement of currency interest rate swaps related to Hercules acquisition	(54)	-
Purchases of available-for-sale securities	-	(356)
Proceeds from sales and maturities of available-for-sale securities	18	117
	(2,147)	(266)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	2,100	-
Repayment of long-term debt	(688)	-
Increase in short-term debt	205	-
Debt issuance costs	(138)	-
Cash dividends paid	(6)	(17)
Proceeds from the exercise of stock options	-	2
Excess tax benefits related to share-based payments	-	1
	1,473	(14)
CASH USED BY CONTINUING OPERATIONS	(654)	(216)
Cash provided (used) by discontinued operations
Operating cash flows	5	(3)
Effect of currency exchange rate changes on cash and cash equivalents	(15)	3
DECREASE IN CASH AND CASH EQUIVALENTS	(664)	(216)
Cash and cash equivalents - beginning of the year	886	897
CASH AND CASH EQUIVALENTS - END OF PERIOD	$222	$681

DEPRECIATION AND AMORTIZATION
Functional Ingredients	$22	$-
Water Technologies	23	6
Performance Materials	14	9
Consumer Markets	10	8
Distribution	9	6
Unallocated and other	-	5
	$78	$34
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Functional Ingredients	$14	$-
Water Technologies	5	4
Performance Materials	4	8
Consumer Markets	8	5
Distribution	1	7
Unallocated and other	6	18
	$38	$42

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries		Page 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2008	2007
FUNCTIONAL INGREDIENTS (a) (b)
Sales per shipping day	$4.0	$-
Pounds sold per shipping day	2.5	-
WATER TECHNOLOGIES (a) (b)
Sales per shipping day	$5.1	$3.3
Gross profit as a percent of sales	30.3%	39.3%
PERFORMANCE MATERIALS (a)
Sales per shipping day	$5.2	$6.0
Pounds sold per shipping day	4.3	4.6
Gross profit as a percent of sales	15.9%	18.2%
CONSUMER MARKETS (a)
Lubricant sales (gallons)	33.0	39.9
Premium lubricants (percent of U.S. branded volumes)	27.1%	23.0%
Gross profit as a percent of sales	21.8%	24.7%
DISTRIBUTION (a)
Sales per shipping day	$13.8	$16.0
Pounds sold per shipping day	15.5	18.7
Gross profit as a percent of sales	8.6%	7.5%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b)	Industry segment results from November 14, 2008 forward include operations acquired from Hercules Incorporated (Hercules).